EXHIBIT 99.1

XBiotech Provides Second Quarter 2015 Corporate and Clinical Update

Conference Call and Audio Webcast Today at 8:30 a.m. ET

Recent Highlights:

  Completed initial public offering April 17, 2015
  Enrolled first patient in global Phase 3 study of Xilonix™ for treating metastatic colorectal cancer under revised protocol
  Reported aggregate patient data from ongoing, blinded Xilonix Phase 3 registration study in Europe
  Phase 3 European study on schedule for 2015 Completion
  Reported positive results for first patient treated in clinical study of antibody therapy for life-threatening S. aureus infections
  Peer-reviewed publication of clinical results for True Human™ antibody therapy in both acne vulgaris and type 2 diabetes mellitus

AUSTIN, Texas, July 28, 2015 (GLOBE NEWSWIRE) -- XBiotech Inc. (NASDAQ:XBIT), the world's leading developer of next-generation True Human therapeutic antibodies, today provided a corporate and clinical update for the second quarter ended June 30, 2015. This marks XBiotech's first time hosting a quarterly investor call and it provides an opportunity to review the significant accomplishments achieved during the Company's first full quarter as a public company.

John Simard, the Company's Chief Executive Officer, stated, "In the few short months since our IPO, XBiotech has made remarkable advancements across our lead oncology and infectious disease programs. During the quarter, we resumed patient enrollment for our global Phase 3 study of our lead candidate Xilonix for treating metastatic colorectal cancer under a revised patient inclusion criteria designed to accelerate enrollment. We have since begun an aggressive clinical campaign to bring on nearly 200 clinical sites across Europe, North and South America. We also received a positive recommendation from the DSMB to continue our European pivotal study of Xilonix, for which we expect to complete enrollment in 2015. During a recent meeting of our investigators for the European study, we reported summary data to date, based on enrollment of 220 colorectal cancer patients. While the study remains blinded we are encouraged by the fact that a substantial number of patients showed anticipated signs of recovery as defined by an increase in lean body mass, and reductions in pain, fatigue and appetite loss, which were key observations in our previous Xilonix study and together constitute the primary endpoint for this study."

"In July, we announced very encouraging results for the first patient dosed in our Phase 1/2 clinical study of 514G3, an antibody therapy to treat S. aureus infections. This patient showed significant signs of recovery from life-threatening MRSA bacteremia within 24 hours of receiving our therapy. Clinical results from this study are expected in the first quarter of 2016, and depending on the results, a pivotal trial is planned for 2016. These lead programs represent our core efforts and we believe they will be first to demonstrate the breakthrough potential of our True Human antibody platform."

Mr. Simard continued, "We also have demonstrated very encouraging clinical results in several other high-need indications, including lung cancer, vascular disease, diabetes, and certain dermatological conditions. Publication of these clinical results continues to underscore the breadth of our opportunity to treat chronic inflammatory disease and we were proud to have two manuscripts accepted by peer-reviewed medical journals during the second quarter – namely the positive results of our Phase 2 study for treating acne vulgaris, as well as similarly positive findings for our pilot study for treating patients with type 2 diabetes."

Mr. Simard concluded, "Our recent IPO marked an important milestone in the growth of XBiotech as we prepare to transition from clinical development to commercialization with our lead product candidate, Xilonix. To support significant future growth and to accommodate larger-scale manufacturing, we are now nearing completion on a new manufacturing facility, which we expect to begin operations in 2016. From this facility we will be capable of producing several hundred thousand doses of antibody annually. As we strive to advance our pipeline of novel antibody therapies, leveraging our unique manufacturing process represents a key commercialization strategy."

Significant Upcoming Milestones

  Complete enrollment in the European Phase 3 colorectal cancer study in the third quarter 2015; report top-line data late 2015 or early 2016
  Report results from Phase 1/2 study of 514G3 therapeutic antibody against S. aureus in first quarter 2016
  Complete enrollment and report interim data for global Phase 3 Xilonix study in late 2016
  Complete construction of new manufacturing and begin operations in the second quarter 2016

Financial Summary

On April 14, 2015, XBiotech priced its initial public offering of 4,000,000 shares of its common stock at $19.00 per share, for gross proceeds of $76,000,000 before the underwriting discount. The shares began trading on The NASDAQ Global Select Market under the ticker symbol "XBIT" on April 15, 2015.

As of June 30, 2015, XBiotech had cash and cash equivalents of approximately $117 million, which included net proceeds from its IPO of approximately $70.9 million.

Conference Call Information

XBiotech will host a conference call and audio webcast on July 28, 2015, at 8:30 a.m. Eastern Time to discuss its corporate and clinical updates.

The conference call can be accessed by dialing:

  U.S. toll free: 866-295-6002
  International: 412-455-6209
  Passcode: 86655088
  The audio webcast can be accessed on the Investor Relations section of the XBiotech website at investors.xbiotech.com. The webcast will be archived for 90 days.

About XBiotech

XBiotech is pioneering a new era in the discovery and development of targeted antibodies based on its True HumanTM technology. The Company's mission is to rethink the way antibody medicines are discovered and commercialized by advancing its robust pipeline of truly natural human antibodies for treating serious diseases such as cancer, inflammatory conditions and infectious diseases. XBiotech's lead product, Xilonix™, is a potential breakthrough antibody therapy that is currently the subject of two pivotal clinical studies for treating patients with advanced colorectal cancer. Xilonix specifically targets and neutralizes interleukin-1 alpha (IL-1a), a molecule known to promote angiogenesis, growth and spread of tumors, as well as mediate symptoms such as metabolic dysregulation, fatigue and anxiety associated with advanced cancer. XBiotech believes that its broad pipeline of True Human antibodies will be able to potentially deliver unmatched safety and efficacy because they are cloned directly from individual donors who possess natural immunity against certain targeted diseases. As such, XBiotech expects that True Human antibodies will retain their natural physiology and tolerance profile, having passed the rigors of immune selection in the body. For more information, visit www.xbiotech.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements, including declarations regarding management's beliefs and expectations, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "expects," "plans," "contemplate," "anticipates," "believes," "estimates," "predicts," "projects," "intend" or "continue" or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties are subject to the disclosure set forth in "Risk Factors" in our SEC filings. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts:
XBiotech
Ashley Otero
aotero@xbiotech.com
512.386.2930

Tiberend Strategic Advisors, Inc.:

Joshua Drumm, Ph.D. (investors)
jdrumm@tiberend.com
212.375.2664

Janine McCargo (media)
jmccargo@tiberend.com
646.604.5150